UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2015 (May 28, 2015)

BlackRock, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further reported in Item 5.07 below, on May 28, 2015, BlackRock, Inc. (“BlackRock”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders approved the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan (the “Amended Stock Plan”).

Among the changes to the Amended Stock Plan were the addition of (i) a requirement that awards granted under the Amended Stock Plan shall not vest within one year following the date of grant (subject to certain exceptions); (ii) a limit on the value of awards that may be granted to non-employee directors annually; (iii) provisions addressing the treatment of outstanding awards in the event of a change in control of BlackRock; (iv) a prohibition on the cash buyout of underwater stock options or stock appreciation rights without stockholder approval; (v) a provision clarifying that shares withheld to satisfy tax withholding or exercise price obligations will not again be available for issuance under the Amended Stock Plan; (vi) a requirement that (A) dividend equivalents not be paid with respect to options and stock appreciation rights and (B) dividends (or dividend equivalents) attributable to restricted stock (“RS”) or restricted stock units (“RSUs”) be subject to the same vesting conditions as the underlying RS or RSUs; and (vii) a provision providing that all awards granted under the Amended Stock Plan will be subject to clawback pursuant to any applicable BlackRock policy or as required pursuant to applicable law.

The material terms of the Amended Stock Plan were described in BlackRock’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 17, 2015.  The description of the Amended Stock Plan is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 28, 2015, BlackRock held its Annual Meeting. At the Annual Meeting, all director nominees were elected (Item 1). The proposal to approve the Amended Stock Plan was approved (Item 2). The proposal to approve the compensation of the named executive officers as disclosed in BlackRock’s proxy statement, through an advisory resolution, was approved (Item 3). Additionally, the stockholders ratified the retention of Deloitte & Touche LLP as BlackRock's independent registered public accounting firm for 2015 (Item 4). Further, the stockholder proposal to adopt procedures to avoid holding or recommending investments in companies that substantially contribute to genocide was not approved (Item 5). Finally, the stockholder proposal to produce an annual report on certain trade association and lobbying expenditures was not approved (Item 6).

The following are the voting results on each matter submitted to BlackRock's stockholders at the Annual Meeting. The proposals below are described in detail in BlackRock's definitive proxy statement for the Annual Meeting.

Item 1 - Election to BlackRock’s Board of Directors of the following 18 nominees:

	For	Against	Abstentions	Broker Non-Votes
Abdlatif Yousef Al-Hamad	139,055,473	248,048	187,940	8,132,001
Mathis Cabiallavetta	139,143,541	162,046	185,874	8,132,001
Pamela Daley	139,234,304	84,878	172,279	8,132,001
William S. Demchak	138,629,191	683,647	178,623	8,132,001
Jessica P. Einhorn	139,211,283	105,923	174,255	8,132,001
Laurence D. Fink	138,038,918	771,253	681,290	8,132,001
Fabrizio Freda	139,178,387	139,936	173,138	8,132,001
Murry S. Gerber	137,468,541	1,814,315	208,605	8,132,001
James Grosfeld	137,532,950	1,765,941	192,570	8,132,001
Robert S. Kapito	138,972,831	346,161	172,469	8,132,001
David H. Komansky	137,649,399	1,660,180	181,882	8,132,001
Sir Deryck Maughan	138,042,792	1,274,678	173,991	8,132,001
Cheryl D. Mills	138,577,575	743,315	170,571	8,132,001
Thomas H. O’Brien	138,058,483	1,219,936	213,042	8,132,001
Ivan G. Seidenberg	139,175,977	143,003	172,481	8,132,001

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Marco Antonio Slim Domit	137,808,024	1,506,881	176,556	8,132,001
John S. Varley	139,173,043	142,872	175,546	8,132,001
Susan L. Wagner	138,719,156	605,528	166,777	8,132,001

Item 2 – Approval of the Amended Stock Plan:

For	Against	Abstentions	Broker Non-Votes
137,340,452	1,938,646	212,363	8,132,001

Item 3 – Approval of compensation of the named executive officers (non-binding advisory resolution):

For	Against	Abstentions	Broker Non-Votes
136,661,842	2,512,126	317,493	8,132,001

Item 4 – Ratification of appointment of Deloitte & Touche LLP as independent registered public accounting firm:

For	Against	Abstentions
146,942,607	511,136	169,719

Item 5 – Stockholder proposal regarding the adoption of procedures to avoid holding or recommending investments in companies that substantially contribute to genocide:

For	Against	Abstentions	Broker Non-Votes
4,240,549	117,599,414	17,651,498	8,132,001

Item 6 – Stockholder proposal regarding the production of an annual report on certain trade association and lobbying expenditures:

For	Against	Abstentions	Broker Non-Votes
23,531,107	94,795,666	21,164,688	8,132,001

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

By:	/s/ J. Russell McGranahan
J. Russell McGranahan
Corporate Secretary

Date: June 2, 2015

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